Exhibit 4.6

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                               SUBSIDIARY GUARANTEE

          GUARANTEE, dated as of November 18, 1994, between SOMERVILLE LUMBER AND SUPPLY CO., INC., a Massachusetts corporation (the "Guarantor"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC"), as Collateral Agent (in such capacity, together with any successor collateral agent, the "Collateral Agent") made for the benefit of the Collateral Agent, CIBC, as Administrative Agent (in such capacity, the "Administrative Agent"), The Bank of Nova Scotia, NationsBank of Texas, N.A. and the Bank of America National Trust and Savings Association, as Co-Agents (in such capacity, the "Co-Agents"), the banks and other financial institutions (the "Banks") from time to time parties to the Credit Agreement, dated as of November 18, 1994, among Payless Cashways, Inc. (the "Borrower"), the Administrative Agent, the Collateral Agent, the Co-Agents and the Banks (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") and Commerce Bank, N.A. and any other bank which shall hereafter issue commercial letters of credit pursuant to the Merchandise Letter of Credit Facility (as hereinafter defined) (the "Merchandise Letter of Credit Bank"). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein. The Collateral Agent, the Administrative Agent, the Co-Agents, the Banks and the Merchandise Letter of Credit Bank are collectively referred to herein as the "Secured Parties".


                           W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, the Secured Parties have severally agreed to make extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower and the Merchandise Letter of Credit Bank are parties to the Letter of Credit Issuance and Reimbursement Agreement dated as of November 18, 1994, as amended (as such agreement may be amended, supplemented, otherwise modified or replaced from time to time with the consent of the Required Banks, the "Merchandise Letter of Credit Facility"), pursuant to which the Merchandise Letter of Credit Bank makes available to the Borrower up to $15,000,000 of commercial letters of credit at any one time outstanding (the "Merchandise Letters of Credit");

          WHEREAS, the Borrower owns directly all of the issued and outstanding stock of the Guarantor;




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          WHEREAS, the Borrower and the Guarantor are engaged in related businesses, and the Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower pursuant to the Credit Agreement; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor execute and deliver to the Collateral Agent this Guarantee for the benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, the Administrative Agent, the Co-Agents and the Banks to enter into the Credit Agreement and to induce the Banks to make respective loans and to issue and participate in the letters of credit (the "Bank Letters of Credit") provided for under the Credit Agreement and to induce the Merchandise Letter of Credit Bank to issue the Merchandise Letters of Credit provided for under the Merchandise Letter of Credit Facility and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

          The Guarantor irrevocably and unconditionally guarantees to the Collateral Agent, for the benefit of the Secured Parties, payment of (and not merely collection with respect to) the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing (or which would otherwise accrue) after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Merchandise Letter of Credit Facility, the Letters of Credit, the other Credit Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any of the Secured Parties that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or the other Credit Documents) or otherwise (collectively, the "Obligations").

          The Guarantor waives notice of acceptance of this guarantee and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking other action by any of the Secured Parties, and any other notice to, any party liable thereon (including the Guarantor). Furthermore,




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the Guarantor waives any requirement that the Secured Parties commence any proceedings or take any other action against the Borrower or any collateral securing the Obligations.

          The Guarantor represents and warrants to the Secured Parties that:

          (i) the Guarantor has full corporate power, authority and legal right to execute, deliver and perform this guarantee, and the execution, delivery and performance of this guarantee have been duly authorized by all necessary action on the part of the Guarantor, does not require any approval or consent of any trustee or holders of any indebtedness or obligations of the Guarantor and will not violate the certificate of incorporation or by-laws of the Guarantor or any provision of law, governmental regulation, order or decree or any provision of any indenture, mortgage, contract or other agreement to which the Guarantor is party or by which the Guarantor is bound, the failure to obtain such approval or comply with such provision would have a Materially Adverse Effect upon the Guarantor;

         (ii) no consent, license, approval or authorization of, or registration or declaration with, any governmental instrumentality, domestic or foreign, or other person is required in connection with the execution, delivery and performance by the Guarantor of this guarantee, the failure so to obtain, give, file or take would have a Materially Adverse Effect upon the Guarantor; and

        (iii) this guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity.

          The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each extension of credit under the Amended and Restated Credit Agreement on and as of such date of such extension of credit as though made hereunder on and as of such date.

          Any of the Secured Parties may at any time and from time to time (whether or not after revocation or termination of this guarantee) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantor, which consent and notice are hereby waived, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:




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          1.  change the manner, place or terms of payment, and/or change or extend the time of payment of, renew, alter or increase, any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Obligations as so changed, extended, renewed, altered or increased;

          2. sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the liabilities hereby guaranteed or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, or fail to perfect, or continue the perfection of, any lien or security interest in any such property, or delay in the perfection of any such lien or security interest;

          3. exercise or refrain from exercising any rights against the Borrower or others (including the Guarantor) or otherwise act or refrain from acting;

          4. settle or compromise any liability hereby guaranteed, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Parties and the Guarantor; and

          5. apply any sums by whomsoever paid or howsoever realized to any Obligations to the Secured Parties regardless of what Obligations remain unpaid.

          No invalidity, irregularity or unenforceability of all or any part of the liabilities hereby guaranteed or of any security therefor shall affect, impair or be a defense to this guarantee, and this guarantee is a primary obligation of the Guarantor.

          This guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. This guarantee shall remain in full force and effect and may not be terminated until the payment in full in cash of the Obligations, the expiration or cancellation of all Letters of Credit and the termination of the Credit Agreement, the Merchandise Letter of Credit Facility and the Commitments provided for in the Credit Agreement cancelled or expired.

          All notices provided to be given to the Collateral Agent herein shall be sent by registered or certified mail, return receipt requested.





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          Any and all rights and claims of the Guarantor against the Borrower or any of its property, arising by reason of any payment by the Guarantor to the Collateral Agent pursuant to the provisions of this guarantee, shall be subordinate and subject in right of payment to the prior payment in full in cash of all the Obligations, the expiration or cancellation of all Letters of Credit and the termination of the Credit Agreement, the Merchandise Letter of Credit Facility and the Commitments provided for in the Credit Agreement. If any amount shall be paid to the Guarantor on account of such rights and claims at a time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Secured Parties segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Collateral Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Collateral Agent, if required), to be applied against the Obligations, subject to the Inter-Facility Agreement, in such order as required by Section 9.2 of the Credit Agreement.

          If there shall occur an Event of Default, then and in any such event, and at any time thereafter, the Collateral Agent may, without notice to the Borrower or any aforesaid Person, make the Obligations whether or not then due, immediately due and payable hereunder as to the Guarantor, and the Collateral Agent shall be entitled to enforce the obligations of the Guarantor hereunder; provided that if there shall occur an Event of Default specified in clause (f) or (g) of Section 9.1 of the Credit Agreement with respect to the Guarantor, then and in any such event the Obligations shall automatically become immediately due and payable hereunder as to the Guarantor, and the Collateral Agent shall be entitled to enforce the obligations of the Guarantor hereunder.

          In the case of any proceedings to collect any liabilities of the Guarantor to the Collateral Agent, the Guarantor shall pay all costs and expenses of every kind for collection, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of collection, the Collateral Agent may apply any residue to pay any of such liabilities of the Guarantor, who shall continue liable for any deficiency, with interest.

          If claim is ever made upon any of the Secured Parties for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations and such Secured Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (b) any settlement or compromise of any such claim effected by such Secured Party with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor,




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notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligations, and the Guarantor shall be and remain liable to the Collateral Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

          Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Obligations shall, if the statute of limitations in favor of the Guarantor against the Collateral Agent shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          The Guarantor shall pay to the Collateral Agent all costs and expenses, including attorneys' fees, incurred by any of the Secured Parties in connection with seeking to enforce any of the liabilities or obligations of the Guarantor hereunder.

          Notwithstanding anything herein to the contrary, the Guarantor shall be liable under this guarantee and the other Credit Documents only for amounts not in excess of the Guarantor's Maximum Guaranteed Amount as determined at the Determination Date (as each such term is hereafter defined) for the Guarantor; provided, that the Maximum Guaranteed Amount for the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors. For purposes hereof, the following terms shall have the following meanings:

          "Adjusted Net Worth" of the Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of such determination, over (ii) the amount of all "liabilities of the Guarantor, contingent or otherwise", as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

          "Determination Date" shall mean, with respect to the Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor and (b) the date enforcement hereunder is sought with respect to the Guarantor.

          "Extension of Credit" shall mean (i) all loans or advances made to the Borrower under any Credit Document, (ii) all letters of credit issued for the account of the Borrower under any Credit Document, (iii) all bankers' acceptances created for the account of the Borrower under any Credit Document and (iv) all other extensions of credit



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     to or for the benefit of the Borrower under any Credit Document.

          "Maximum Guaranteed Amount" for the Guarantor shall mean, as of the Determination Date for the Guarantor, the sum of (i) an amount equal to the sum of each Extension of Credit (or portion thereof) the proceeds of which are used to make a valuable transfer to the Guarantor plus interest on such amount at the rate specified in the Credit Agreement plus (ii) the greater of (I) ninety-five percent (95%) of the Adjusted Net Worth of the Guarantor at the date of the execution of this guarantee before giving effect to any Extensions of Credit made on such date and (II) ninety-five percent (95%) of the Adjusted Net Worth of the Guarantor at the Determination Date for the Guarantor. For purposes hereof, the proceeds of an Extension of Credit (or portion thereof) are considered to be used to make a valuable transfer to the Guarantor if such proceeds are used to (i) make a loan, advance or capital contribution to the Guarantor, (ii) acquire from the Guarantor debt securities or other obligations of the Guarantor, (iii) acquire property, any interest in which is transferred to the Guarantor (but only to the extent of the economic benefit to the Guarantor of the interest so transferred), (iv) purchase equity securities of the Guarantor or (v) otherwise confer, directly or indirectly, an economic benefit on the Guarantor (but only to the extent of such benefit).

          The Guarantor agrees that the Obligations may at any time and from time to time exceed the Guarantor's Maximum Guaranteed Amount without impairing this guarantee or affecting the rights and remedies of the Secured Parties hereunder.

          Whenever any amount owing to any Bank by the Guarantor hereunder shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply against such overdue amount any and all monies, securities and other property of the Guarantor and the proceeds thereof, now or hereafter held or received by, or in transit to, such Bank from or for the Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.




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          No delay on the part of the Collateral Agent in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this guarantee, shall be deemed to be made by the Collateral Agent unless the same shall be in writing, duly signed on behalf of the Collateral Agent, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Collateral Agent or the obligations of the Guarantor to the Collateral Agent in any other respect at any other time.

          The Guarantor waives the right of trial by jury in the event of any litigation between the parties hereto in respect of any matter arising under this guarantee or any other Credit Document to which it is a party and agrees that should the Collateral Agent bring any judicial proceedings in relation to any such matter, the Guarantor will not interpose any counterclaim or setoff of any nature.

          THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE COLLATERAL AGENT AND OF THE GUARANTOR HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK; AND THIS GUARANTEE IS BINDING UPON THE GUARANTOR, ITS SUCCESSORS OR ASSIGNS, AND SHALL INURE TO THE BENEFIT OF THE COLLATERAL AGENT, ITS SUCCESSORS OR ASSIGNS. In the event that the Collateral Agent brings any action or suit in any court of record of New York State or the Federal Government to enforce any or all liabilities of the Guarantor hereunder, service of process may be made upon the Guarantor by mailing a copy of the summons to the Guarantor at the address below set forth. The term "Collateral Agent" includes any agent of the Collateral Agent acting for it.

          Notwithstanding anything contained herein, in the other Credit Documents or elsewhere to the contrary, no Merchandise Letter of Credit Bank shall be entitled to the benefits of this Guarantee until such time as such Merchandise Letter of Credit Bank has agreed in writing to be bound by the terms hereof and of the Inter-Facility Agreement and to appoint the Collateral Agent to act as collateral agent on its behalf.

          If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          THE GUARANTOR AND THE COLLATERAL AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY




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LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF
THIS GUARANTEE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE GUARANTOR AND THE COLLATERAL AGENT. THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS GUARANTEE. THE GUARANTOR HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.




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          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written


                                             SOMERVILLE LUMBER AND SUPPLY CO.,
                                               INC.


                                             By  s/Stephen A. Lightstone
                                                 ___________________________
                                                 Title: Treasurer


                                             Address:

                                                 c/o Payless Cashways, Inc.
                                                 2300 Main
                                                 Kansas City, Missouri 64141


                                             CANADIAN IMPERIAL BANK OF COMMERCE,
                                               NEW YORK AGENCY, as Collateral
                                               Agent



                                             By  s/Marybeth Ross
                                                 ___________________________
                                                 Title: Authorized Signatory